Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14363; Form S-8 No. 333-19141; Form S-8 No. 333-24329; Form S-8 No. 333-35701; Form S-8 No. 333-81783; Form S-8 No. 333-92711; Form S-8 No. 333-48376; Form S-8 No. 333-09090; Form S-8 No. 333-09092; Form S-8 No. 333-11036; Form S-8 No. 333-68218; Form S-8 No. 333-101048; Form S-8 No. 333-100733; Form S-8 No. 333-100730; Form S-8 No. 333-100729 and Form S-3 No. 333-91449) of Dendrite of Dendrite International, Inc. of our report dated March 31, 2003 relating to the financial statements and financial statement schedules of SYNAVANT Inc., which appears in the Current Report on Form 8-K/A of Dendrite International, Inc. dated August 13, 2003.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA August 13, 2003